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SpectRx, Inc.                                                      EXHIBIT 11.1
COMPUTATION OF LOSS PER SHARE
(in thousands, except per share data)


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
                                                         Three Months                       Nine Months
                                                      Ended September 30,               Ended September 30,
                                                     ---------------------              -------------------
                                                      1997          1998                  1997         1998
                                                     -------       -------              -------     -------
Net Loss                                             $(1,272)      $(1,135)             $(3,733)    $(5,130)


Weighted average Common Stock
outstanding during the period 7,3888,0014,5447,897

Basic and Diluted
                                                     -------       -------               -------      -------


Loss Per Share Basic and Diluted                     $ (0.17)      $ (0.14)              $ (0.82)     $ (0.65)
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